ITEM 77Q- Exhibits

(a)(1) Abolition of Series of Shares of Beneficial Interest dated January 3, 2006 with respect to ING VP Disciplined LargeCap Portfolio and ING VP MagnaCap Portfolio - Filed herein

(a)(2) Abolition of Series of Shares of Beneficial Interest dated January 3, 2006 with respect to ING VP Convertible Portfolio - Filed herein

(e)(1) Amended and Restated Schedule A, dated April 28, 2006, with respect to the Amended and Restated Investment Advisory Agreement between ING Variable Products Trust and ING Investments, LLC - Filed as an Exhibit to Post-Effective Amendment No. 30 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2006 and incorporated herein by reference.

(e)(2) Amended Schedule A, dated April 28, 2006 with respect to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. - Filed as an Exhibit to Post-Effective Amendment No. 30 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2006 and incorporated herein by reference.